UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under to §240.14a-12

INTERNATIONAL TOWER HILL MINES LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notes to proxyProxies submitted must be received by 9:30 AM, Pacific Daylight Time / 12:30 PM, Eastern Daylight Time on Monday May 25, 2026. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.• Call the number listed BELOW from a touch tone telephone.• Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now.INTERNATIONAL TOWER HILL MINES LTD.Form of Proxy - Annual General Meeting to be held on May 27, 20260263PAThis Form of Proxy is solicited by and on behalf of Management.FoldFoldCONTROL NUMBER320 Bay Street, 14th Floor Toronto, ON M5H 4A6 www.computershare.comTo Vote Using the Telephone To Vote Using the Internet1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by Management. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Nominees listed on the reverse, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management.Mr A Sample Designation (if any) Add1 Add2 add3 add4 add5 add6C1234567890 IND000001COMMONCPUQC01.E.INT/000001/i1234123456789012345Holder Account NumberSecurity Class1-866-732-VOTE (8683) Toll FreeI/We being holder(s) of securities of International Tower Hill Mines Ltd. (the “Company”) hereby appoint: Karl Hanneman, the Chief Executive Officer.

Appointment of ProxyholderORShareholders are strongly encouraged to vote their Common Shares in advance of the Meeting rather than attending in person. Instructions for voting your Common Shares in advance of the Meeting by mail, telephone or through the Internet are detailed in the accompanying Information Circular/Proxy Statement. Shareholders who wish to observe proceedings at the Meeting will be able to join the Meeting by conference call at (844) 662-0632 or +1 437-703-4646, conference ID 884046163#. The only matters addressed at the Meeting will be the formal business of the Meeting described in this Notice. There will not be a follow-up corporate presentation or question period provided by management or the Chair of the Board. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of shareholders of International Tower Hill Mines Ltd. to be held at the offices of McCarthy Tetrault LLP, Suite 2400 – 745 Thurlow Street, Vancouver, British Columbia, on Wednesday, May 27, 2026 at 9:30 AM (Pacific Daylight Time) and at any adjournment or postponement thereof.01. Andrew ColeFor Withhold04. Stuart Harshaw07. Thomas Weng02. Anton DrescherFor Withhold05. Marcelo Kim03. Karl HannemanFor Withhold06. Edel Tully2. Appointment of Auditors Appointment of Davidson & Company LLP as Auditors of the Company for the fiscal year ending December 31, 2026 and authorizing the Directors to fix their remuneration.For Withhold3. Advisory Vote on Compensation of NEOs To approve the compensation paid to the Company’s NEOs on an advisory non-binding basis.4. Advisory Vote on Frequency of Shareholder’s Votes on executive compensation. To approve the frequency of shareholder’s votes on executive compensation.For Withhold Against1 Year 2 Years 3 Years Abstain1. Election of Directors3 9 0 9 3 5 A R 00263QBFoldFoldSignature of Proxyholder I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management. If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President.DD / MM / YYSignature(s) DateSigning CapacityC1234567890 XXX 123MR SAM SAMPLEI T H Q X X X X 999999999999